UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

EIGHTCO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA 18042	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2024, June 19, 2024 and June 20, 2024, Eightco Holdings Inc. (the “Company”) entered into several agreements set forth below. As a result of the agreements, the Company’s stockholders’ equity has increased by approximately $12.9 million.

Debt Forgiveness Agreement

On June 14, 2024, the Company entered into an agreement (the “Note Amendment”) in connection with the previously disclosed Membership Interest Purchase Agreement, dated September 14, 2022 (as amended, the “MIPA”), by and among the Company, Forever 8 Fund, LLC (“Forever 8”), the former members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, in his capacity as representative of the Sellers.

Pursuant to the Note Amendment, Sellers forgave, without the payment of any additional consideration, principal on the promissory notes issued to the Sellers at the closing of the transactions contemplated by the MIPA in an aggregate amount of $5.4 million.

The Note Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Note Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

MIPA Amendment

On June 20, 2024, the Company entered into a further amendment to the MIPA (“MIPA Amendment”) pursuant to which the Sellers waived any right to receive an aggregate of 215,000 Preferred Units (as defined in the MIPA) as provided for in the MIPA.

The MIPA Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the MIPA Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Lease Amendment

Effective June 19, 2024, the Company entered into an agreement (the “Lease Agreement”) with TXC Services LLC, the landlord for its leased properties in Easton, Pennsylvania (“Landlord”). Pursuant to the Lease Agreement, the Landlord agreed to accept payment of $120,000 by December 31, 2025 and in return agreed to waive the right it had to receive an additional $930,000 of owed rent.

The Lease Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Vinco Agreement

The Company previously entered into a Separation and Distribution Agreement, dated as of May 5, 2022 (“Vinco Agreement”), with Vinco Ventures, Inc. (“Vinco”). Pursuant to the Vinco Agreement, the Company’s currently liability to Vinco is $6,977,193 representing amounts paid by Vinco for management fees and borrowings for working capital and financing needs of the Company as well as other operating expenses that were paid for or on behalf of Vinco to the Company.

On June 20, 2024, Vinco and the Company entered into an agreement (the “Vinco Amendment”) whereby Vinco agreed to accept the following payment terms to resolve all outstanding liabilities of the Company under the Vinco Agreement:

●	On the first of each month starting July 1, 2024 through September 1, 2024, the Company will deliver to Vinco $15,000, or an aggregate of $45,000;

●	On the first of each month starting October 1, 2024 through December 1, 2024, the Company will deliver to Vinco $25,000, or an aggregate of $75,000; and

●	On the first of each month starting January 1, 2025 through December 31, 2025, the Company will deliver to Vinco $30,000, or an aggregate of $360,000; provided that, in the Company’s sole discretion, it may satisfy this 2025 payment obligation through the issuance to Vinco of an aggregate of 720,000 shares of common stock of the Company (the “Shares”) on January 15, 2025.

In the event the Company determines to satisfy the 2025 payment obligation through the issuance of the Shares, the Company will ensure that such Shares are registered for resale with the Securities and Exchange Commission such that such Shares may be freely traded by Vinco after their issuance.

Upon payment of the amounts referenced above, the remaining amounts owed and due under the Vinco Agreement will be cancelled and all obligations of both the Company and Vinco pursuant to the Agreement will be deemed fully satisfied.

The Vinco Amendment is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Vinco Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note Agreement, dated June 14, 2024.
10.2	Amendment, dated June 20, 2024, to Membership Interest Purchase Agreement, dated September 14, 2022, by and among Eightco Holdings Inc., Forever 8 Fund, LLC, the former members of Forever 8 Fund LLC set forth on the signature pages thereto and Paul Vassilakos, in his capacity as representative of the Sellers
10.3	Lease Agreement, dated June 19, 2024.
10.4	Agreement, dated June 20, 2024, between Vinco Ventures, Inc. and Eightco Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024
Eightco Holdings Inc.

	By:	/s/ Paul Vassilakos
	Name:	Paul Vassilakos
	Title:	Chief Executive Officer